UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 16, 2009
TLC Vision Corporation
(Exact name of registrant as specified in its charter)

New Brunswick	000-29302	980151150

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5280 Solar Drive, Suite 100,
Mississauga, Ontario		L4W 5M8

(Address of principal		(Zip Code)
executive offices)
Registrant’s telephone number, including area code: (905) 602-2020
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On December 16, 2009, TLC Vision Corporation (the “Company”) received a staff determination letter from the NASDAQ Stock Market notifying the Company that its common stock will be delisted from the NASDAQ Global Market. As previously disclosed in the Company’s press release of September 22, 2009, on September 16, 2009 NASDAQ notified the Company that the Company’s common stock had not maintained a minimum value of publicly held shares of $15 million as required by Marketplace Rule 5450(b)(2)(C) or 5450(b)(3)(C) (the “MVPHS Rule”) for the previous 30 consecutive business days. In accordance with Marketplace Rule 5810(c)(3)(D), the Company was provided a grace period of 90 calendar days, or until December 15, 2009, to regain compliance with the MVPHS Rule. The NASDAQ staff determination letter states that the Company has not regained compliance within the given grace period and, as a result, unless the Company requests an appeal of the staff determination, trading of the Company’s common stock will be suspended at the opening of business on December 28, 2009, and a Form 25-NSE will be filed with the Securities and Exchange Commission to remove the Company’s securities from listing and registration on NASDAQ.
On December 17, 2009, the Company issued a press release announcing the receipt of the staff determination letter from NASDAQ. A copy of the press release is attached to this current report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
Exhibit 99.1 — December 17, 2009 Press Release.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TLC Vision Corporation
December 18, 2009	By:	/s/ James J. Hyland
		Name:	James J. Hyland
		Title:	VP Investor Relations

Exhibit Index

Exhibit No.	Description
99.1	December 17, 2009 Press Release